UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  APRIL 12, 2004

                         COMMISSION FILE NO.:  000-50229

                            FALCON NATURAL GAS CORP.
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 NEVADA                                    98-0403897
---------------------------------------------   ------------------------------
(STATE OR OTHER JURISDICTION OF INCORPORATION) (IRS EMPLOYER IDENTIFICATION NO.)


        7225 BLENHEIM STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6N 1S2
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (604) 899-1533
                                 --------------
                            (ISSUER TELEPHONE NUMBER)


                            COUNTRYSIDE REVIEW INC.
                          -----------------------------
                            (FORMER NAME AND ADDRESS)

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ITEM 5.          OTHER EVENTS

Effective April 12, 2004, the Registrant changed its name to Falcon Natural Gas Corp., affected a 5:1 forward stock split, and reauthorized Two Hundred Million (200,000,000) shares of common stock with a par value of $0.00001 per share. As a result of the name change, the Registrant's common stock will trade under the new stock symbol "FNGC" beginning on Monday, April 12, 2004.

On March 30, 2004, the Registrant filed articles of amendment with the Nevada Secretary of State to amend its articles as mentioned above. The number of shares of the Registrant outstanding at the time of the adoption of the foregoing was 9,000,000 and the number of shares entitled to vote thereon was the same. The number of shares consenting to the action was 4,861,600. The shareholders consenting to the action represented a majority of the issued and outstanding shares.

ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS

c)     Exhibits:

3.1     Articles  of  Amendment  to  the  Articles  of  Incorporation

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Falcon Natural Gas Corp.

April 12, 2004



Doug Berry
Chief Executive Officer

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Exhibit 3.1

              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:     COUNTRYSIDE REVIEW INC.

2. The articles have been amended as follows (provide article numbers, if available):

FIRST
The name of the corporation is FALCON NATURAL GAS CORP.

FOURTH
The capitalization of the corporation is amended to reflect a 5:1 forward stock split, to reauthorize 200,000,000 shares of common stock and to reauthorize the par value of $.00001 per share of common stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: MAJORITY.

4. Effective date of filing (optional):

5. Officer Signature: /s/ Doug Berry
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